EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
OF GUARANTY BANCSHARES, INC.
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Arthur B. Scharlach, Jr., Chief Executive Officer of Guaranty Bancshares, Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Quarterly Report on Form 10-Q of the Company for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that:

1.	the Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	the information contained in the Report fairly presents, in all material respects, the Company’s financial condition and results of operations.

By: /s/ ARTHUR B. SCHARLACH, Jr.

Arthur B. Scharlach, Jr. Chairman of the Board & Chief Executive Officer

Dated: August 12, 2004